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                                                                    EXHIBIT 99.1

Investor Analyst Contact:
Robert J. Blair
Western Digital Corporation
949.932.7834
bob.blair@wdc.com

Media Contact:
Steve Shattuck
Western Digital Corporation
949.932.5178
steve.shattuck@wdc.com



                             FOR IMMEDIATE RELEASE:

          WESTERN DIGITAL ANNOUNCES NARROWER OPERATING LOSS FOR THIRD QUARTER BASED ON SUSTAINED IMPROVEMENTS IN DESKTOP HDD BUSINESS

IRVINE, Calif. - April 27, 2000 - Western Digital Corporation (NYSE:WDC) today reported revenues of $516.6 million and a net loss before nonrecurring items of $22.6 million, or $.17 per share, for its fiscal quarter ended March 31, 2000. The total net loss for the quarter was $70.7 million, or $.53 per share, and included net restructuring and special charges of $62.8 million ($34.8 million of which were included in cost of sales) related primarily to the Company's previously announced plans to exit the enterprise hard drive market, and also included a $14.7 million gain on the disposition of certain investment securities. In the year-ago period, the Company reported a net loss before nonrecurring charges of $61.3 million, or $.68 per share. The total net loss for the year-ago period was $114.3 million, or $1.27 per share, and included special charges of $12.0 million for in-process research and development in connection with an acquisition and $41.0 million of restructuring charges resulting primarily from the consolidation of the Company's desktop and enterprise manufacturing facilities and operations.

Matt Massengill, president and chief executive officer, stated: "Our third quarter performance sustains the ongoing recovery in our core hard drive business and attests to the stable pricing environment and better than anticipated demand in what is typically one of the industry's softer periods. Our improved gross margin before nonrecurring items of 9% is very encouraging--but by no means satisfactory. We are committed to continue closing the gap in our financial results by earning back share in the desktop HDD market through consistent performance, with time-to-market, industry-leading quality, and an expanded product offering. We plan to achieve additional efficiencies and cost reductions of a non-personnel nature through our single focus in the hard drive business on the personal storage markets, continued effective management of operating expenses and effective partnering with our strategic suppliers. Improvements in the core drive business will be coupled with continued investments in our new ventures to help shape the Western Digital business model for the long term."

Massengill noted that Connex, Western Digital's subsidiary with solutions targeted at the emerging network attached storage and storage area network markets, met its plan for initial shipments of its N3000 networked attached storage solution in the March quarter. He added that the SageTree subsidiary, focused on data warehousing software and services, is expected to generate its first revenue in the fourth fiscal quarter.


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"The customer reception of the Connex N3000(TM) in the mid-range of the NAS market has been very positive. We are finding product feature set and performance to be the primary buying-decision factors in this part of the NAS market, so we couldn't be more pleased with our positioning here. Connex is on target to make a meaningful revenue contribution in the second half of the calendar year."

For the first nine months of fiscal year 2000, the Company reported revenues of $1.5 billion and a net loss before nonrecurring items of $215.5 million, or $
1.84 per share. The total net loss for the fiscal 2000 period was $192.2 million, or $1.64 per share, and included net restructuring and special charges of $158.3 million ($72.5 million of which were included in cost of sales), the $14.7 million gain on disposition of investment securities and $166.9 million of extraordinary gains for the redemption of a portion of the Company's convertible debt. For the first nine months of fiscal year 1999, the Company reported revenues of $2.1 billion and a net loss before nonrecurring charges of $253.7 million, or $2.85 per share. The total net loss for the fiscal 1999 period was $391.2 million, or $4.39 per share, and included restructuring and special charges of approximately $137.5 million ($77.0 million of which were included in cost of sales, $12.0 million of which were included in research and development expenses, and $7.5 million of which were included in SG&A).

ABOUT WESTERN DIGITAL

One of the data storage industry's longtime leaders, Western Digital Corporation is leveraging its core strengths to become a leading Internet solutions company, providing services and products to manage, store and communicate both digital content and network intelligence. The Company remains an industry-leading designer and manufacturer of hard drives for desktop computers and home entertainment applications. Through its Connex subsidiary, Western Digital delivers enterprise-class storage functionality for the department and mid-sized business markets, including storage management software, network attached storage and storage area networks. The Company's SageTree subsidiary designs analytical data warehousing tools to help manufacturers manage quality and quality-related business decisions throughout the entire product lifecycle. Western Digital was founded in 1970. The Company's storage products are marketed to leading systems manufacturers and selected resellers under the Western Digital brand name. Its home page can be found at http://www.westerndigital.com.

This release contains forward-looking statements, including statements relating to the Company's market share in the desktop HDD market, efficiencies in the its hard drive business, investments in new business ventures, and future revenue from the Company's Connex and SageTree subsidiaries. The forward-looking statements are based on current management expectations, and actual results may differ materially as a result of several factors, including: market acceptance for the Company's products; the Company's ability to execute future production ramps and utilize manufacturing assets efficiently; changes in product and customer mix; pricing trends; actions by competitors; successful entry into new markets by the Company and its subsidiaries; and other factors discussed in the Company's recent SEC filings. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of such statements.


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                           WESTERN DIGITAL CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                 THREE MONTHS ENDED               NINE MONTHS ENDED
                                                          ---------------------------------    ------------------------
                                                          MAR. 31,     MAR. 27,    DEC. 31,     MAR. 31,      MAR. 27,
                                                            2000        1999         1999         2000          1999
                                                          --------    ---------    --------    ----------    ----------
Revenues, net .........................................   $516,587    $ 668,456    $560,174    $1,483,718    $2,057,904
Costs and expenses:
       Cost of revenues ...............................    505,003      628,592     539,932     1,517,235     2,081,625
       Research and development .......................     33,770       62,699      44,083       127,996       164,983
       Selling, general and administrative ............     33,970       46,210      39,070       116,862       151,361
       Restructuring provision ........................     28,002       41,000      25,535        85,837        41,000
                                                          --------    ---------    --------    ----------    ----------
             Total costs and expenses .................    600,745      778,501     648,620     1,847,930     2,438,969
                                                          --------    ---------    --------    ----------    ----------
Operating loss ........................................    (84,158)    (110,045)    (88,446)     (364,212)     (381,065)
Net interest and other income (expense) ...............     13,489       (4,248)     (3,028)        5,132       (10,139)
                                                          --------    ---------    --------    ----------    ----------
Loss before income taxes and
       extraordinary item .............................    (70,669)    (114,293)    (91,474)     (359,080)     (391,204)
Provision for income taxes ............................         --           --          --            --            --
                                                          --------    ---------    --------    ----------    ----------
Loss before extraordinary item ........................    (70,669)    (114,293)    (91,474)     (359,080)     (391,204)
Extraordinary gain from redemption of
       debentures .....................................         --           --      76,277       166,899            --
                                                          --------    ---------    --------    ----------    ----------
Net loss ..............................................   $(70,669)   $(114,293)   $(15,197)   $ (192,181)   $ (391,204)
                                                          ========    =========    ========    ==========    ==========

Basic and diluted income (loss) per common share:

Loss per common share before
       extraordinary item .............................   $   (.53)   $   (1.27)   $   (.76)   $    (3.07)   $    (4.39)
Extraordinary gain ....................................        $--          $--    $    .63    $     1.43           $--
                                                          --------    ---------    --------    ----------    ----------
Loss per common share .................................   $   (.53)   $   (1.27)   $   (.13)   $    (1.64)   $    (4.39)
                                                          ========    =========    ========    ==========    ==========

Common shares used in computing
per share amounts .....................................    133,903       89,883     121,128       116,983        89,105
                                                          ========    =========    ========    ==========    ==========


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                           WESTERN DIGITAL CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                      (UNAUDITED)
                                                                       MAR. 31,         JULY 3,
                                                                         2000             1999
                                                                      -----------      ----------
                                     ASSETS
Current assets:
       Cash and cash equivalents ................................      $ 202,087       $  226,147
       Accounts receivable, net .................................        177,455          273,435
       Inventories ..............................................         98,208          144,093
       Prepaid expenses & other current assets ..................         56,068           81,853
                                                                       ---------       ----------
             Total current assets ...............................        533,818          725,528
Property and equipment, net .....................................        108,886          237,939
Intangible and other assets, net ................................         47,491           58,935
                                                                       ---------       ----------
             Total assets .......................................      $ 690,195       $1,022,402
                                                                       =========       ==========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
       Accounts payable .........................................      $ 290,330       $  335,907
       Accrued expenses .........................................        234,713          252,791
       Current portion of long-term debt ........................             --           10,000
                                                                       ---------       ----------
             Total current liabilities ..........................        525,043          598,698
Long-term debt ..................................................        222,562          534,144
Other liabilities ...............................................         51,393           43,350
Shareholders' deficit:
       Common stock, $.01 par value .............................          1,492            1,019
       Additional paid-in capital ...............................        351,440          142,155
       Accumulated other comprehensive income (loss) ............         25,287           (2,123)
       Accumulated deficit ......................................       (487,022)        (294,841)
                                                                       ---------       ----------
             Total shareholders' deficit ........................       (108,803)        (153,790)
                                                                       ---------       ----------
             Total liabilities and shareholders' deficit ........      $ 690,195       $1,022,402
                                                                       =========       ==========


     Note: Certain July 3, 1999 amounts have been reclassified to conform to the March 31, 2000 presentation.